Exhibit 15.1

March 1, 2005

Board of Directors and Shareholders

Fleetwood Enterprises, Inc.

We are aware of the incorporation by reference in the: Registration Statement (Form S-8 No. 33-55824) of Fleetwood Enterprises, Inc.; Registration Statement (Form S-8 No. 333-15167) of Fleetwood Enterprises, Inc.; Registration Statement (Form S-8 No. 333-37544) of Fleetwood Enterprises, Inc.; Registration Statement (Form S-8 No. 333-101543) of Fleetwood Enterprises, Inc. for the registration of 3,552,698 shares of its common stock; Registration Statement (Form S-3 No. 333-73678) of Fleetwood Enterprises, Inc. for the registration of 2,359,945 shares of its common stock; the Registration Statement (Form S-3 No. 333-113730) of Fleetwood Enterprises, Inc.; and the Registration Statement (Form S-3 No. 333-102585) of Fleetwood Enterprises, Inc. of our report dated February 25, 2005, relating to the unaudited condensed consolidated interim financial statements of Fleetwood Enterprises, Inc. that are included in its Form 10-Q for the quarter ended January 23, 2005.

/s/ ERNST & YOUNG LLP